                                                                    EXHIBIT 99.3

                          ARDENT HEALTH SERVICES, INC.

                             OFFER TO EXCHANGE ITS
                     10% SENIOR SUBORDINATED NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     10% SENIOR SUBORDINATED NOTES DUE 2013

                                                                           , 200

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We are enclosing herewith an offer by Ardent Health Services, Inc., a Delaware corporation (the "Company"), to exchange the Company's new 10% Senior Subordinated Notes due 2013 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes"), upon the terms and subject to the conditions set forth in the
accompanying Prospectus, dated          , 200 (as amended and supplemented from
time to time, the "Prospectus"), and related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer").

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
          , 200 , unless extended (the "Expiration Date"). Tendered Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Original Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

     Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC") as set forth in certain interpretive letters addressed to third parties in other transactions, Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Accordingly, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those Exchange Notes.

     The Exchange Offer is not conditioned on any number or minimum aggregate principal amount of Original Notes being tendered, except that Original Notes may be tendered only in integral multiples of $1,000.

     The Exchange Offer provides a procedure for holders to tender the Original Notes by means of guaranteed delivery.

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer (whether or not any Original Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer -- Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

     For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. A Prospectus, dated           , 200 .

          2. A Letter of Transmittal for your use and for the information of your clients.

          3. A printed form of letter which may be sent to your clients for whose accounts you hold Original Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

          4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in the Letter of Transmittal after the instructions thereto).

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained
from, the Exchange Agent at the following telephone number:                .

                                         Very truly yours,

                                         Ardent Health Services, Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                        2